Exhibit 99.1

Change Healthcare Inc. Reports Second Quarter Fiscal 2022 Financial Results

Nashville, Tenn., Nov. 3, 2021 – Change Healthcare Inc. (Nasdaq: CHNG) (the “Company” or “Change Healthcare”), a leading healthcare technology company, today reported financial results for the second quarter of fiscal year 2022 ended September 30, 2021.

“Our results this quarter continue to demonstrate solid execution of our growth strategy and the underlying strength and momentum in our business,” said Neil de Crescenzo, president and chief executive officer. “We continue to create value for our payer, provider and consumer customers by delivering innovative and transformative solutions. Along with our customers, we remained focused on lowering cost, enhancing access, and improving outcomes for the benefit of everyone in the healthcare system.”

Fiscal 2022 Second Quarter Highlights:

Financial Summary

•	Total revenue of $826.8 million, including solutions revenue of $774.2 million

•	Net loss of $36.4 million, resulting in net loss of $0.11 per diluted share

•	Adjusted net income of $114.3 million, resulting in adjusted net income of $0.35 per diluted share

•	Adjusted EBITDA of $246.5 million

Recent Business Highlights

•

Introduced Change Healthcare Stratus Imaging PACS, our new, comprehensive cloud-native solution, which is now in production with standalone radiology groups, with contracts to deploy in hospital-affiliated practices in 2022.

•	Added 118 new products to our Change Healthcare Marketplace in the second quarter, which now offers 198 products representing API, software, and hardware products from all parts of our portfolio.

•

Continued to establish new data solutions partnerships with major academic medical research centers, bringing the total to more than 75 partnerships developed to improve health equity through our Data Science as a Service offering and other solutions.

•

Continued momentum with our electronic prior authorization offering, which uses AI and predictive analytics to automate the prior authorization process and drive transparency between healthcare constituents to help the industry deliver the right care, in the right place, at the right time in a transparent manner.

Impact of McKesson Exit on Comparability of Results

On March 10, 2020, Change Healthcare Inc. acquired the interest in Change Healthcare LLC (“the Joint Venture”) previously held by McKesson. The transaction resulted in Change Healthcare Inc. acquiring control of the Joint Venture, which was accounted for as a business combination resulting in fair value adjustments to various assets and liabilities, including deferred revenue, goodwill, and intangible assets.

Financial Results for Second Quarter of Fiscal 2022

•

Solutions revenue was $774.2 million, compared to $705.9 million for second quarter of fiscal 2021. Solutions revenue includes the impact of fair value adjustments to deferred revenue resulting from the McKesson exit, which reduced revenue recognized by $3.3 million and $38.9 million in the second quarter of fiscal 2022 and 2021, respectively. Total revenue, which includes postage revenue, was $826.8 million compared to $755.9 million in the same period of the prior year. Solutions revenue for the current period reflects the negative $6.0 million impact during the quarter from the Capacity Management divestiture which closed in fiscal year 2021. Solutions revenue in the current period was positively impacted by volume recovery and incremental revenue from COVID-19 vaccines and new sales.

•	Net loss was $36.4 million, resulting in net loss of $0.11 per diluted share, compared with net loss of $42.6 million and $0.13 per diluted share, respectively, for the second quarter of fiscal 2021.

•

Adjusted net income was $114.3 million, resulting in adjusted net income of $0.35 per diluted share, compared with adjusted net income of $103.5 million and $0.32 per diluted share, respectively, for the second quarter of fiscal 2021. Net loss per diluted share and adjusted net income per diluted share for the current period is based on 324 million shares compared to 321 million shares in the prior year period.

•

Adjusted EBITDA was $246.5 million, compared with $231.8 million for the second quarter of fiscal 2021. The results in the current quarter reflect the aforementioned revenue growth, partially offset by investments to support business initiatives.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $261.4 million and free cash flow was $134.5 million, in each case, for the six months ended September 30, 2021. For the six months ended September 30, 2020, net cash provided by operating activities and free cash flow was $296.6 million and $170.1 million, respectively.

Net cash provided by operating activities and free cash flow each are affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds on hand increased by $4.4 million in the six months ended September 30, 2021, increasing free cash flow for the period by that amount, and decreased by $1.4 million for the six months ended September 30, 2020.

The Company ended the quarter with approximately $80.4 million of cash and cash equivalents, and approximately $4,662.4 million of total debt. During the second quarter, the Company repaid $100.0 million on its Term Loan Facility, and repaid an additional $60.0 million subsequent to the end of the quarter.

Update on Proposed Merger with OptumInsight

On January 5, 2021, OptumInsight, a diversified health services company and part of UnitedHealth Group, and Change Healthcare agreed to combine (the “Merger”). Under the terms of the merger agreement, UnitedHealth Group, through a wholly-owned subsidiary, will acquire all of the outstanding shares of Change Healthcare common stock for $25.75 per share in cash. The Boards of Directors of both UnitedHealth Group and Change Healthcare have unanimously approved the terms of the Merger. At a special meeting held April 13, 2021, Change Healthcare stockholders voted to approve the Merger. Of the approximately 222 million shares voted, 99.9% voted in favor of the adoption of the merger agreement. The closing of the Merger is subject to applicable regulatory approval and other customary closing conditions.

As previously disclosed, on March 24, 2021, the Company and UnitedHealth Group each received a request for additional information and documentary materials (collectively, the “Second Request”) from the Department of Justice (“DOJ”) in connection with the DOJ’s review of the Merger, and on August 7, 2021, the parties entered into a timing agreement (the “Timing Agreement”) with the DOJ pursuant to which they agreed not to consummate the Merger before 120 days following the date on which both parties certified substantial compliance with the Second Request.

Both the Company and UnitedHealth Group have now certified substantial compliance with the Second Request. On November 1, 2021, the Company and UnitedHealth Group entered into an amendment to the Timing Agreement with the DOJ pursuant to which they agreed not to consummate the Merger before 12:01 a.m. Eastern Time on February 22, 2022 (subject to extension in certain limited circumstances relating to the potential unavailability of certain requested data), unless they have received written notice from the DOJ prior to such date that the DOJ has closed its investigation. The parties have been working cooperatively with the DOJ and will continue to do so.

Guidance

Due to the proposed transaction with OptumInsight, we will no longer be providing financial guidance.

Webcast Information

Change Healthcare will host a conference call on Thursday, November 4, 2021, at 8:00 a.m. ET. Due to the previously announced transaction with OptumInsight, the Company will not be taking questions during the conference call.

Investors and other interested parties are invited to listen to the conference call via the Company’s website at https://ir.changehealthcare.com/. The webcast will be available for on-demand listening at the aforementioned URL until November 4, 2022.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading healthcare technology company, focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient engagement outcomes in the U.S. healthcare system. Learn more at changehealthcare.com.

CHNG-IR

Contacts

David Elliott

Corporate Development

205-907-5540

daelliott@changehealthcare.com

Katherine Wojtecki

External Communications

630-624-9142

Katherine.Wojtecki@changehealthcare.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Change Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,”

“should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this press release that such “forward looking statements,” including without limitation, those relating to the timing of the proposed merger and Change Healthcare’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Change Healthcare’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Change Healthcare’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on Change Healthcare’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; uncertainty and risks related to the impact of the COVID-19 pandemic (including the rise of COVID-19 variant strains such as the Delta variant) on the national and global economy, Change Healthcare’s business, suppliers, customers, and employees; Change Healthcare’s ability to retain or renew existing customers and attract new customers; Change Healthcare’s ability to connect a large number of payers and providers; Change Healthcare’s ability to provide competitive services and prices while maintaining its margins; further consolidation in end-customer markets; Change Healthcare’s ability to effectively manage costs; Change Healthcare’s ability to effectively develop and maintain relationships with channel partners; Change Healthcare’s ability to timely develop new services and the market’s willingness to adopt new services; Change Healthcare’s ability to deliver services timely without interruption; a decline in transaction volume in the U.S. healthcare industry; Change Healthcare’s ability to maintain access to its data sources; Change Healthcare’s ability to maintain the security and integrity of its data; Change Healthcare’s ability to retain and recruit key management personnel and other talent (including while the proposed merger is pending and in light of Change Healthcare’s recently imposed COVID-19 vaccine mandate); Change Healthcare’s ability to manage and expand its operations and keep up with rapidly changing technologies; the ability of outside service providers and key vendors to fulfill their obligations to Change Healthcare; risks related to international operations; Change Healthcare’s ability to protect and enforce its intellectual property, trade secrets and other forms of unpatented intellectual property; Change Healthcare’s ability to defend its intellectual property from infringement claims by third parties; government regulation and changes in the regulatory environment; changes in local, state, federal and international laws and regulations, including related to taxation; economic and political instability in the U.S. and international markets where Change Healthcare operates; litigation or regulatory proceedings; losses against which Change Healthcare does not insure; Change Healthcare’s ability to make acquisitions and integrate the operations of acquired businesses; Change Healthcare’s ability to make timely payments of principal and interest on its indebtedness; Change Healthcare’s ability to satisfy covenants in the agreements governing its indebtedness; Change Healthcare’s ability to maintain liquidity; our adoption of new, or amendments to existing, accounting standards, and other risks. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2021 as such factors may be updated from time to time in our periodic filings with the SEC.

Change Healthcare’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regards to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2021	2020
Revenue:
Solutions revenue	$774,214	$705,913
Postage revenue	52,550	50,023

Total revenue	826,764	755,936
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	346,632	326,653
Research and development	67,070	54,052
Sales, marketing, general and administrative	183,041	171,606
Customer postage	52,550	50,023
Depreciation and amortization	163,469	146,869
Accretion and changes in estimate with related parties, net	2,870	3,564
Gain on sale of businesses	—	(176)

Total operating expenses	815,632	752,591

Operating income (loss)	11,132	3,345
Non-operating (income) and expense
Interest expense, net	59,466	61,627
Loss on extinguishment of debt	2,232	1,489
Other, net	2,587	(3,761)

Total non-operating (income) and expense	64,285	59,355

Income (loss) before income tax provision (benefit)	(53,153)	(56,010)
Income tax provision (benefit)	(16,749)	(13,388)

Net income (loss)	$(36,404)	$(42,622)

Net income (loss) per common share:
Basic and diluted	$(0.11)	$(0.13)
Weighted average common shares outstanding:
Basic and diluted	324,060,460	320,638,116

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Six Months Ended September 30,
	2021	2020
Revenue:
Solutions revenue	$1,590,862	$1,354,325
Postage revenue	103,758	95,795

Total revenue	1,694,620	1,450,120
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	698,695	645,195
Research and development	138,310	109,787
Sales, marketing, general and administrative	360,997	337,080
Customer postage	103,758	95,795
Depreciation and amortization	331,681	285,409
Accretion and changes in estimate with related parties, net	5,907	9,459
Gain on sale of businesses	—	(28,270)

Total operating expenses	1,639,348	1,454,455

Operating income (loss)	55,272	(4,335)
Non-operating (income) and expense
Interest expense, net	118,852	124,294
Loss on extinguishment of debt	2,232	1,489
Other, net	(605)	(1,953)

Total non-operating (income) and expense	120,479	123,830

Income (loss) before income tax provision (benefit)	(65,207)	(128,165)
Income tax provision (benefit)	(25,198)	(26,849)

Net income (loss)	$(40,009)	$(101,316)

Net income (loss) per common share:
Basic and diluted	$(0.12)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	323,309,280	320,347,128

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	September 30, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$80,414	$113,101
Accounts receivable, net	704,595	732,614
Contract assets, net	128,010	132,856
Prepaid expenses and other current assets	149,176	140,258

Total current assets	1,062,195	1,118,829
Property and equipment, net	150,579	174,370
Operating lease right-of-use assets, net	80,562	93,412
Goodwill	4,110,823	4,108,792
Intangible assets, net	3,942,164	4,187,072
Other noncurrent assets, net	503,405	430,141

Total assets	$9,849,728	$10,112,616

Liabilities
Current liabilities:
Accounts payable	$64,756	$57,449
Accrued expenses	463,510	484,293
Deferred revenue	377,270	436,666
Due to related parties, net	11,392	10,766
Current portion of long-term debt	19,152	27,339
Current portion of operating lease liabilities	28,948	30,608

Total current liabilities	965,028	1,047,121
Long-term debt, excluding current portion	4,643,245	4,734,775
Long-term operating lease liabilities	62,001	75,396
Deferred income tax liabilities	578,584	605,291
Tax receivable agreement obligations to related parties	97,606	103,151
Tax receivable agreement obligations	196,687	229,082
Other long-term liabilities	62,411	65,572

Total liabilities	6,605,562	6,860,388
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $0.001), 9,000,000,000 and 9,000,000,000 shares authorized and 311,311,208 and 306,796,076 shares issued and outstanding at September 30, 2021 and March 31, 2021, respectively	311	307
Preferred stock (par value, $0.001), 900,000,000 shares authorized and no shares issued and outstanding at both September 30, 2021 and March 31, 2021	—	—
Additional paid-in capital	4,313,759	4,283,391
Accumulated other comprehensive income (loss)	12,796	11,221
Accumulated deficit	(1,082,700)	(1,042,691)

Total stockholders’ equity	3,244,166	3,252,228

Total liabilities and stockholders’ equity	$9,849,728	$10,112,616

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Six Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(40,009)	$(101,316)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	331,681	285,409
Amortization of capitalized software developed for sale	1,576	89
Accretion and changes in estimate, net	9,087	11,188
Equity compensation	49,911	23,914
Deferred income tax expense (benefit)	(26,560)	(28,590)
Amortization of debt discount and issuance costs	15,820	16,551
Loss on extinguishment of debt	2,232	1,489
Non-cash lease expense	13,958	14,629
Gain on sale of businesses	—	(28,270)
Other, net	7,405	4,530
Changes in operating assets and liabilities:
Accounts receivable, net	27,860	114,052
Contract assets, net	4,154	(3,786)
Prepaid expenses and other assets	(37,833)	(48,382)
Accounts payable	7,644	(28,666)
Accrued expenses and other liabilities	(43,743)	27,687
Deferred revenue	(61,832)	36,029

Net cash provided by (used in) operating activities	261,351	296,557

Cash flows from investing activities:
Capitalized expenditures	(126,828)	(126,432)
Acquisitions, net of cash acquired	—	(439,483)
Proceeds from sale of businesses	—	54,369
Other, net	(1,000)	1,100

Net cash provided by (used in) investing activities	(127,828)	(510,446)

Cash flows from financing activities:
Payments on Term Loan Facility	(100,000)	(50,000)
Payments under tax receivable agreements	(21,537)	(20,691)
Receipts (payments) on derivative instruments	(14,810)	(14,810)
Employee tax withholding on vesting of equity compensation awards	(18,681)	(3,131)
Payments on deferred financing obligations	(8,981)	(6,547)
Payment of senior amortizing notes	(8,048)	(7,680)
Proceeds from exercise of equity awards	5,985	2,584
Payments on Revolving Facility	—	(250,000)
Proceeds from issuance of Senior Notes	—	325,000
Other, net	(253)	(6,454)

Net cash provided by (used in) financing activities	(166,325)	(31,729)

Effect of exchange rate changes on cash and cash equivalents	115	2,690

Net increase (decrease) in cash and cash equivalents	(32,687)	(242,928)

Cash and cash equivalents at beginning of period	113,101	410,405

Cash and cash equivalents at end of period	$80,414	$167,477

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended September 30,
	2021	2020
Net income (loss)	$(36,404)	$(42,622)
Income tax provision (benefit)	(16,749)	(13,388)

Income (loss) before income tax provision (benefit)	(53,153)	(56,010)
Amortization of capitalized software developed for sale	859	12
Depreciation and amortization	163,469	146,869
Interest expense, net	59,466	61,627
Equity compensation	23,745	14,331
Acquisition accounting adjustments	(1,653)	34,686
Acquisition and divestiture-related costs	13,765	2,337
Integration and related costs	5,933	7,536
Strategic initiatives, duplicative and transition costs	14,644	3,765
Severance costs	7,303	3,172
Accretion and changes in estimate, net	4,355	5,293
Impairment of long-lived assets and other	81	7,447
Loss on extinguishment of debt	2,232	1,489
Gain on sale of business	—	(176)
Contingent consideration	—	(550)
Other non-routine, net	5,416	13

Adjusted EBITDA	$246,462	231,841

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Six Months Ended September 30,
	2021	2020
Net income (loss)	$(40,009)	$(101,316)
Income tax provision (benefit)	(25,198)	(26,849)

Income (loss) before income tax provision (benefit)	(65,207)	(128,165)
Amortization of capitalized software developed for sale	1,576	89
Depreciation and amortization	331,681	285,409
Interest expense, net	118,852	124,294
Equity compensation	49,911	23,914
Acquisition accounting adjustments	(2,212)	83,225
Acquisition and divestiture-related costs	20,159	7,458
Integration and related costs	17,301	17,894
Strategic initiatives, duplicative and transition costs	24,572	8,845
Severance costs	12,023	7,876
Accretion and changes in estimate, net	9,087	11,188
Impairment of long-lived assets and other	1,692	13,760
Loss on extinguishment of debt	2,232	1,489
Gain on sale of business	—	(28,270)
Contingent consideration	—	(3,000)
Other non-routine, net	7,523	2,690

Adjusted EBITDA	$529,190	428,696

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2021	2020
Net income (loss)	$(36,404)	$(42,622)
Amortization expense resulting from acquisition method adjustments	124,465	115,873
EBITDA adjustments	75,821	79,343
Tax effect of EBITDA adjustments and amortization expense	(49,590)	(49,107)

Adjusted net income (loss)	$114,292	103,487

Adjusted net income (loss) per diluted share	$0.35	0.32

	Six Months Ended September 30,
	2021	2020
Net income (loss)	$(40,009)	$(101,316)
Amortization expense resulting from acquisition method adjustments	248,779	228,898
EBITDA adjustments	142,288	147,069
Tax effect of EBITDA adjustments and amortization expense	(103,811)	(89,966)

Adjusted net income (loss)	$247,247	184,685

Adjusted net income (loss) per diluted share	$0.76	0.58

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended September 30,
	2021	2020
Segment revenue
Software and Analytics	$363,423	354,860
Network Solutions	215,600	184,095
Technology-Enabled Services	231,928	231,817
Postage and Eliminations (1)	19,091	24,073
Purchase Accounting Adjustment (2)	(3,278)	(38,909)

Net revenue	$826,764	755,936

Segment adjusted EBITDA
Software and Analytics	$112,318	117,393
Network Solutions	112,986	94,508
Technology-Enabled Services	21,158	19,940
Postage and Eliminations	—	—

Total adjusted EBITDA	$246,462	231,841

	Six Months Ended September 30,
	2021	2020
Segment revenue
Software and Analytics	$783,740	746,449
Network Solutions	425,061	326,921
Technology-Enabled Services	457,450	419,523
Postage and Eliminations (1)	36,109	51,136
Purchase Accounting Adjustment (2)	(7,740)	(93,909)

Net revenue	$1,694,620	1,450,120

Segment adjusted EBITDA
Software and Analytics	$272,683	261,325
Network Solutions	222,474	165,011
Technology-Enabled Services	34,033	2,360
Postage and Eliminations	—	—

Total adjusted EBITDA	$529,190	428,696

(1)

Revenue for Postage and Eliminations includes postage revenue of $52.6 million for the three months ended September 30, 2021 and $50.0 million for the three months ended September 30, 2020. Revenue for Postage and Eliminations includes postage revenue of $103.8 million for the six months ended September 30, 2021 and $95.8 million for the six months ended September 30, 2020.

(2)	Amount reflects the impact to deferred revenue resulting from the McKesson exit which reduced revenue recognized during the three months ended September 30, 2021 and September 30, 2020.

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Six Months Ended September 30,
	2021	2020
Cash provided by (used in) operating activities (1)	$261,351	$296,557
Capital expenditures	(126,828)	(126,432)

Free cash flow	134,523	170,125
Adjustments to free cash flow (2):
Integration and related costs	17,301	17,894
Strategic initiatives, duplicative and transition costs	24,572	8,845
Severance costs	12,023	7,876
Integration and strategic capital expenditures	13,483	5,938

Adjusted free cash flow	$201,902	$210,678

(1)	Includes cash provided by pass-thru funds of $4.4 million for the six months ended September 30, 2021 and cash used by pass-thru funds of $1.4 million for the six months ended September 30, 2020.
(2)	All operating costs and integration and strategic capital expenditures are presented on an as-incurred basis.